U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Woodstock Tree Farms, Inc.
 (Name of Small Business Issuer in its charter)

Nevada
                        0811                   91-2070806
(State or
Jurisdiction of
Incorporation or
Organization)
                  (Primary Standard
                  Industrial
                  Classification Code
                  Number)
                                             (I.R.S. Employer
                                             Identification No.)

83-888 Ave. 51, Coachella, CA  92236.  Phone: (760) 398-9700 Fax
(760) 398-3202
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Jody Walker 7841 South Garfield Way, Littleton, Colorado 80122.
Phone: (303)-850-7637 Fax: (303)-220-9902
(Name, address, and telephone number of  Special Securities
Counsel for SB-2 Registration)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed
to register
additional securities
for an offering
pursuant to Rule
462(b) under the
Securities Act,
please check the
following box and
list the Securities
Act registration
number of the earlier
effective
registration
statement for the
same offering.
                         If this Form is a
                         post-effective
                         amendment filed
                         pursuant to Rule
                         462(c) under the
                         Securities Act, check
                         the following box and
                         list the Securities
                         Act registration
                         statement number of
                         the earlier effective
                         registration
                         statement for the
                         same offering.
                                              If this Form is a
                                              post-effective
                                              amendment filed
                                              pursuant to Rule
                                              462(d) under the
                                              Securities Act, check
                                              the following box and
                                              list the Securities
                                              Act registration
                                              statement number of
                                              the earlier effective
                                              registration
                                              statement for the
                                              same offering.
                                              If the delivery of
                                              the prospectus Is
                                              expected to be made
                                              pursuant to Rule 434,
                                              check the following
                                              box.
[R]
CALCULATION OF REGISTRATION FEE
Title of
each class
of
securities
to be
registered
                 Amount to
                 be
                 registered
                             Proposed
                             maximum
                             offering
                             price per
                             unit
                                         Proposed
                                         maximum
                                         aggregate
                                         offering
                                         price
                                                 Amount of
                                                 registration
                                                 fee
Common shares
                676,000
                             $.25
                                        $169,000
                                                   46.99
[\R]


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.















































Prospectus

[R]
Dated December 3, 2001Woodstock Tree Farms, Inc.676,000  shares of Common Stock

Woodstock Tree Farms owns a date palm tree farm located in Coachella, California. In the opinion of management, the farm is adequately covered by farm insurance. Woodstock's trees have a minimum of two additional years growth before being considered mature. The dates were harvested in October of 2001. They have not been processed, or weighed therefore the revenue has not been determined, however it will be insignificant.

The 676,000 common shares being offered in this prospectus, are being sold by the selling security holders at a price of $.25 per share.
[\R]
Woodstock Tree Farms will not receive any of the proceeds from the sales of the 676,000 common shares being sold by the selling security holders. Woodstock Tree Farms will not pay commissions on stock sales.

No public market currently exists for Woodstock Tree Farms common shares. The offering price may not reflect the market price of Woodstock Tree Farms common shares after the offering.

The offering will terminate on or before March 31, 2002.

[R]
Consider carefully the risk factors beginning on page 5 in this prospectus.
[\R]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

[R]
                       Available Information

The company has filed with the Securities and Exchange Commission (the "commission") a registration statement (together with all amendments and exhibits thereto, the "Registration Statement") under the act with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted on accordance with the Rules and Regulations of the commission. For further information with respect to the company and the securities offered hereby, reference is made to the Registration Statement. Copies of such materials may be examined without charge at, or obtained upon payment of prescribed fees from, the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N. W. , Washington D.C. 20549, at the Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, New York, New York 10048.

The Company will voluntarily file periodic reports in the event its obligation to file such reports is suspended under section 15 (d) of the Exchange Act.

The company will provide without charge to each person who receives a prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the prospectus (not including exhibits to the information that incorporated by reference unless the exhibits are themselves specifically incorporated by reference. Request for copies of said documents should be directed to W. Ross C. Corace, 1660 South Albion Street, #723

The commission maintains a web site--//sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission[\R]












































[R]
TABLE OF CONTENTS

PROSPECTUS                                                    4

PROSPECTUS SUMMARY                                            7

RISK FACTORS                                                  8
1) Lack of Revenues may force closure
2) Conflicts of Interest may damage Co.
3) Development of Trading Market may be difficult
[R]

[\R]
5) Marketability of stock may not be well received
6) Business failure if water availability cut
7) Housing start control the business
8) Management's inexperience may contribute to failure
SELLING SECURITY HOLDERS                                      10

GENERAL BUSINESS DESCRIPTION                                  12

EMPLOYEES-GOVERNMENT REGULATION                               14

SEASONALITY-COMPETITION-MARKETING STRATEGY-DISTRIBUTION-
USE OF PROCEEDS-PLAN OF DISTRIBUTION                          14/15

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS 16

EXECUTIVE COMPENSATION-SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT                              17/18

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION     19

LIQUIDITY AND CAPITAL RESOURCES-RESULTS  OF FIRST QUARTER
2001&0-PLAN OF OPERATION                                      19

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS-MARKET FOR
COMMON EQUITY AND RELATED STOCKHOLDER  MATTERS- DESCRIPTION OF
SECURITIES                                                    21

DIVIDENDS-POSSIBLE ANTI-TAKEOVER EFFECTS-LEGAL PROCEEDINGS    22

FINANCIAL STATEMENTS                                          25
[\R]












Prospectus Summary

Woodstock Tree Farms, Inc. was incorporated under the laws of Nevada on February 23, 2000. Corporate offices are located at 83-888 Ave. 51 Coachella, CA 92236. Phone (760) 398-9700

Woodstock Tree Farms owns 9.5 acres of irrigated farm land. The farm has 200 mature fruit bearing date palms and 300 newly planted date trees that will bear fruit in about eight years. The land is located in Coachella, California.


Selling Security Holders.            676,000 common shares

Common shares outstanding prior
 to the offering .                 2,000,000 shares

Common shares to be outstanding
after the offering.                2,000,000 shares

[R]
Sales by Selling Holders. Woodstock Tree Farms is registering common shares on behalf of selling security holders in this prospectus. Woodstock Tree Farms will not directly receive any cash or other proceeds in connection with the subsequent sales. Woodstock Tree Farms is not selling any common shares on behalf of selling security holders. However, while the majority of shares to be sold are owned by affiliates or Directors of Woodstock (6 different shareholders), there are 35 shareholders that are non affiliates and as such have nothing to do with management, decision making, or for that matter following the lead of any of the affiliates or control people.
[\R]

No Public Trading Market. Woodstock Tree Farms common shares are not trading on any public market. Woodstock Tree Farms intends to apply for trading on the Over The Counter Bulletin Board following the registration of the selling security holders' common shares.

[R]
The expected expenses for this offering are as follows:
Registration fee               $     46.99
Printing Costs                    2,000.00
Legal Fees                        4,579.00
Accounting Fees                   6,000.00
                               -----------
                               $ 12,625.99
                               ===========
(The above fees will be paid by the Company)


Transfer Agent Fees           $     1,656
(These fees are paid by the Selling shareholders)
[\R]


[R]RISK FACTORS

Woodstock Tree Farms business is subject to numerous risk factors, including the following.

1) Lack of Revenues may force closure.
Since incorporation, Woodstock Tree Farms activities has been principally devoted to planting new trees and improving the farm. Woodstock Tree Farms has had operating revenue of $27,700 for the year ended December 31, 2000 and $10,000 for the nine months ended September 30, 2001. Woodstock Tree Farms expects to incur losses and administrative expenses until the company can generate increased revenues from the sale of trees. Since inception, through 9/30/2001,Woodstock Tree Farms has an accumulated deficit of $51,387. If Woodstock Tree Farms cannot generate significant revenues, you may lose your entire investment.

2) Conflicts of Interest may damage company.
The officers and directors of Woodstock Tree Farms, Inc. serve in a part time capacity. Conflicts of interest may not be resolved in the best interest of Woodstock Tree Farms, Inc.

The officers and directors of Woodstock Tree Farms have other interests to which they devote time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve as directors. Certain conflicts of interest may exist between Woodstock Tree Farms, Inc. and its officers and/or directors which may not be resolved in the best interest of Woodstock Tree Farms, Inc.

In addition, conflicts of interest may arise in the area of corporate opportunities which can not be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of their judgement as is consistent with their fiduciary duties to Woodstock Tree Farms, Inc.


3) Development of Trading Market may be difficult
Woodstock Tree Farms common stock has no active trading market.
You may not be able to sell your common shares.

Woodstock Tree Farms cannot assure you that a public market will develop. Consequently, you may not be able to liquidate your investment in the event of an emergency or for any other reason.

[R]
[/R]

5) Marketability of stock may not be well received
The liquidity of Woodstock Tree Farms common stock would be restricted even after public listing if the company's common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the company's common stock on the OTC Bulletin Board is below $5.00 per share, the company's common stock will come within the definition of a "penny stock." As a result, it is possible that Woodstock Tree Farms common stock may become subject `to the "penny stock" rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

     Make a suitability determination prior to selling penny stock to the purchaser;
     Receive the purchaser's written consent to the transaction;
     and
     Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the company's common stock, and may affect the ability to resell the company's common stock.


6) Business failure if water availability cut
Woodstock Tree Farms is located in a desert. As such the company is dependent upon a low cost and plentiful supply of water. Woodstock Tree Farms receives water from the Coachella Valley Water Department (CVWD). The source of CVWD water is from the Colorado River. CVWD currently provides an unlimited amount of water at $14 per acre foot. If the availability of water was restricted or the price of water increased to $25 per acre foot, Woodstock Tree Farms will not be able to continue farming. In that event Woodstock Tree Farms would be forced to liquidate its trees at distress prices. Purchasers of the common stock of Woodstock Tree Farms could loose their entire investment.


7) Housing starts control the business
Woodstock Tree Farms intends to sell specimen trees for landscaping. This market is greatly influenced by housing starts, interest rates and other factors. If the demand for specimen trees falls off, Woodstock Tree Farms will be severely impacted and the purchasers of the common stock of Woodstock Tree
Farms may loose their entire investment.



8) Management's inexperience may lead to failure
Management has never operated a tree farm. This lack of experience may result in the company needing to employ outside experts to resolve a problem. This lack of experience may also result in company failure.
[\R]








[R]
Selling Security Holders


Woodstock Tree Farms, Inc. shall register, pursuant to this prospectus, 676,000 common shares currently outstanding for the account of the following individuals or entities. The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders

The following list represents shareholders whose shares will be registered under this offering.

                  Amount     Total #   % Owned  Number  % Owned
                  Being      Owned     Prior to Shares  After
Name and Address  Registered Currently Offering Aft Off Offrng

Gloria Acuna      3,000      3,000       .15%      -0-   0.0%

Tommy Acuna       3,000      3,000       .15%      -0-   0.0%

Diego Andrade     3,000      3,000       .15%      -0-   0.0%

Randall A. Baker 40,000     80,000      4.00%  40,000    2.0%

Annette Baine    13,000     13,000       .65%      -0-   0.0%

Michael Baine     6,000      6,000       .30%      -0-   0.0%

Robert Cooper     6,000      6,000       .30%      -0-   0.0%

Carlos Cremaschi  6,000      6,000       .30%      -0-   0.0%

Patricia J. Davis 3,000      3,000       .15%      -0-   0.0%

Pamela Farr       3,000      3,000       .15%      -0-   0.0%

George Gilstrap  13,000     13,000       .65%      -0-   0.0%

Roselyn Hall      3,000      3,000       .15%      -0-   0.0%

Laurie Healy      3,000      3,000       .15%      -0-   0.0%

Hulven Intl.    250,000    500,000     25.00% 250,000   12.0%

Kathy Jones       6,000      6,000       .30%      -0-   0.0%

KNC Investments  6,000       6,000       .30%      -0-   0.0%
Profit Sharing Plan

Michael Kerns    3,000       3,000       .15%      -0-   0.0%

Sally J. Kerns   8,000       8,000       .40%      -0-   0.0%

Erin Kovacs      6,000       6,000       .30%      -0-   0.0%

Richard Krayenhagen
                3,000        3,000       .15%      -0-   0.0%

Norbert Le Boeuf
              40,000        80,000      4.00%  40,000    2.0%

Apolinar Lua  8,000          8,000       .40%      -0-   0.0%

Elazar Lua    8,000          8,000       .40%      -0-   0.0%

Victor Lua    6,000          6,000       .30%      -0-   0.0%

Magellan Capital Corp.
             86,000        860,000     43.00% 774,000   38.7%

Magellan Capital Corp.
Prof Sh Pln  20,000        200,000     10.00% 180,000    9.0%

Sally McManus 3,000          3,000       .15%      -0-   0.0%

J. Ramon Martinez
             13,000         13,000       .65%      -0-   0.0%

Dempsey K. Mork
             40,000         80,000      4.00%  40,000    2.0 %

N & K Enterprises
              3,000          3,000       .15%      -0-   0.0%

Ralph Pescadore
              6,000          6,000       .30%      -0-   0.0%

Gary Peskin   8,000          8,000       .45%      -0-   0.0%

Rose L. Peskin
              8,000          8,000       .45%      -0-   0.0%

RAB Investments
              8,000          8,000       .45%      -0-   0.0%

Jorge Saenz   3,000          3,000       .15%      -0-   0.0%

Donald Steele 3,000          3,000       .15%      -0-   0.0%

Richard Stevenson Trust Dtd 7/17/91
              6,000          6,000       .30%      -0-   0.0%

Gillian Swarbrick
              6,000          6,000       .30%      -0-   0.0%

Lucindo Vasquez
              3,000          3,000       .15%      -0-   0.0%

LarryVera     3,000          3,000       .15%      -0-   0.0%

Donald Boyd Wright Trust Dtd 7/17/91
              8,000          8,000       .45%      -0-   0.0%
-----------     ----------     -----  ------..------
   Total    676,000       2,000,000   100.% 1,324,000   66.2%
            =======       ========    ====    =======   ====
[\R]

[R]
Included in the above list are the following officers and
directors:
                                     Total #       % of issued
Name                Title           Shares         outstanding

[R]Dempsey K. Mork    Pres/Dir      1,140,000            57.0%
This includes Mr. Mork's indirect ownership in Magellan Capital
Corp and Magellan Capital Corp's. Profit Sharing
[\R]
Randall A. Baker   Secy/Dir        80,000              4.0%

Norbert Le Boeuf   V.P./Controller 80,000              4.0%
[\R]


The following entities are affiliates which have 5% or more of the 2 million shares issued:
                                            Total #   % of issued &
Company Name          Controlled By              Shares    Outstanding

Magellan Capital Corp. Dempsey K. Mork           860,000          43.0
83-888 Ave. 51
Coachella, CA 92236

Magellan Prof. Shar. Plan  Dempsey K. Mork       200,000          10.0
83-888 Ave 51
Coachella, CA 92236

Hulven Intl            Riccardo Mortara          500,000          25.0
14 Quai du Seujet
CH1201 Geneva, Switzerland
[R]

Woodstock Tree Farms, Inc.


Woodstock Tree Farms, Inc. was organized under the laws of the state of Nevada on February 23, 2000. Woodstock maintains a corporate offices at 83-888 Avenue 51, Coachella, CA 92236. This office is a shared facility furnished by Dempsey K. Mork, Director, currently on a rent free basis. Woodstock has only one person under employ, at present. There are no known legal proceedings pending or threatened. Woodstock Tree Farm is currently covered by a farm insurance policy.

[R]
Woodstock owns a tree farm on 9.5 acres of irrigated land. Palm Trees are planted 8 feet apart in rows 10 foot wide. Each tree therefore requires 80 square which allows for 544 trees per acre. After reserving 1.5 acres for equipment and staging area, the Remaining 8 acres could support over 4000 trees. The entire 9.5 Acres is level, rock free, and 100% farmable. The 9.5 acres is irrigated by an underground irrigation system. A Mortgage was taken out on February 29, 2000 with a ten year note payable at 8.0% per annum. Monthly payments of $1,237.93 commenced on March 15, 2000, continuing until March 15,2010, at which time final payment $102,712.58 which includes accrued interest through March 15, 2010. The outstanding balance at December 31, 2000 was $145,412.08. The balance as of 9/30/2001 was $142,928.43.
The legal description of this real property is described as follows in the county records of Riverside County, state of California:
[\R]

The South 1/2 of lot 11  of the Subdivision of section 1.
Township 6 South, Range 7 East, San Bernardino Base and Meridian, as shown by Map on file in Book 4, Page 63 of Maps, Riverside
County Records.

The nutritional value of the relatively easy-to-store date fruit is high with sugars comprising up to 70% of the fruit ( in most varieties the sugar component consists of glucose and fructose). Dates are also good sources of iron, potassium, calcium, magnesium, sulfur, copper and phosphorus, along with various vitamins, including thiamin, riboflavin, biotin, folic and ascorbic acid. Secondary products generated from fruits are syrups, jams, ice creams, baby foods, alcoholic beverages and soft drinks. The advantage of the tree is its resilience, its long term productivity and its multiple purpose attributes.

For centuries, the propagation of date palms by offshoots was the only commercial method of vegetative propagation used in date palm growing regions of the world to multiply up the best varieties. These offshoots are produced from auxiliary buds situated on the base of the trunk during the juvenile life of the palm. Offshoots develop slowly and the numbers of these are limited and are produced only within a certain period in the mother palm's life. The low number of transplantable offshoots available in the life time of a selected tree varies from 10 to 30 depending on the cultivator and the cultivation practices used. No field-based methods are as yet available with which to increase the numbers of offshoots produced by each tree. Offshoots have to be large enough (i.e. 10 to 12 kg) to survive when transplanted in the field, a process of regeneration that can take up to 10 years.

Sexual propagation is the most convenient method by which to propagate date palm seeds and can be stored for years. They germinate easily and are available in large numbers. The male date does not produce fruit and is therefore completely undesirable. However, there is no known method at the present for sexing date palms at an early stage of tree development. It is therefore not possible to eliminate non-productive male trees in the nursery before plantation on a field scale. Another important drawback of seed propagation is that the growth and maturation of seedlings is extremely slow. A date palm seedling may take 8 to 10 years or more before fruiting occurs. For all of these reasons, propagation by seed is not practiced by farmers and this propagation method is used only in exceptional cases when supplies of offshoots are unavailable.

[R]
Date palm breeding is hampered by the long generation cycles of trees. To produce sufficient offshoots for testing in the field, other generations are required and if the breeding target is yield or fruit quality even more time will be needed as a date palm does not reach full commercial production for 10 years. It is therefore not surprising that little date palm breeding has been achieved using traditional approaches.
[\R]

Woodstock Tree Farms has 200 trees ranging from 5 to 8 years of age and has recently added 300 young trees, for a total of 500 trees. Woodstock Tree Farms expects to harvest the shoots produced each year and replant them on the farm to increase the farms tree count and to replace any trees sold as specimen landscape trees. Woodstock Tree Farms intends to earn revenue for its date crop and the sale of specimen trees for landscaping.
Sale of Dates Harvest months for the date crop start towards the end of August and continue through Christmas. We sell to packing houses. The price ranges from $2.50 to $3.50 per pound depending upon the type of dates your taste buds fancy. During the past five years, the price hasn't varied much more that $.20 per pound per type of Date. Woodstock is unable to forecast the size of the crop or the price.

Sale of Specimen Trees are sold year round to landscape architects and contractors. Market is for trees with trunks from 6' to 30' high. Optimum size is 9' to 14' trees. Market is for landscaping homes, commercial projects, parks, golf courses and highway projects. Palm Trees are shipped throughout the small tree farm compared with most competing farms.


Employees

Woodstock Tree Farms has one employee, and three officers and directors, Dempsey K. Mork, president, Randall A. Baker, Secretary, and Norbert LeBoeuf, Controller. Each of the officers Directors put in approximately 10 hours a month The officers and directors serve without compensation. Tree farm labor is subcontracted.
[\R]

Government Regulation

There is no regulation for tree farming.

Seasonality of Business

The harvesting of the date fruits is done during August through December of each year. The selling and transplanting of specimen landscape trees can take place year round.



Competition

There are numerous date tree farms that compete with Woodstock
Tree Farms. Many of these competing tree farms offer multiple varieties of trees, which appeals to landscape architects and contractors working on large projects.


Marketing Strategy

Woodstock Tree Farms intends to harvest its shoots and use them to replace the mature trees sold and to increase the overall tree count of the ranch. Woodstock also intends to purchase additional shoots from other date palm growers from the proceeds of the sale of mature trees.


Distribution
The company plans to sell its trees to nurseries, landscape architects and contractors who use date palm trees for house landscaping, golf courses, parks, and commercial projects .


Use of Proceeds

Woodstock Tree Farms will not receive any of the proceeds from the offer and sale of the shares by the selling shareholders.


Plan of Distribution

The shares of common stock covered by this registration statement may be sold from time to time by the holders of such shares. Any such sales will be affected on such terms and conditions as the holder may establish. Woodstock will not participate directly or indirectly in establishing the terms and conditions of any such sale.

Because we may be subject to the "penny stock" rules, the trading activity in our stock may be reduced. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, such as shares of our common stock, generally are equity securities with a price of less than $5.00, other than secs. registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature of risks in the penny stk .mkt. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control of the market, and monthly account statements showing the market value of each penny stock held in the customer's a/c. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing trading activity, if any, in the secondary market for a sec. subject to the penny stock rules, and invstrs. in our common stock may find it difficult to sell their shares.


[R]
Directors, Executive Officers, Promoters, and Control Persons

The names, ages, and respective positions of the directors, officers, and significant employees of Woodstock Tree Farms, Inc. are set forth below. Mr. Dempsey K. Mork, Randall A. Baker, and Norbert L. LeBoeuf have held their positions since February 23, 2000. Each director and officer shall serve until the next annual meeting of the shareholders. There are no other persons, who be classified as a promoter, or controlling person of Woodstock Tree Farms, Inc.

Dempsey K. Mork, Age 59.   President, Chief Executive Officer

Randall A. Baker, Age 57.  Secretary/Director

Norbert L. LeBoeuf Age 72 Controller


[R]
Business Experience.

Dempsey Mork is the majority shareholder, President, Chairman of the Board, and Director of Woodstock Tree Farms, Inc. since its formation. Mr. Mork is an officer and director in Magellan
Capital Corp., Animal Cloning Sciences, Knickerbocker Capital,
Apex Capital., Northstar Ventures, and Asian Financial, and
Partnership Financial. Mr. Mork has experience in start-up companies, business reorganizations and cross border business transactions. Mr. Mork is new to tree farming and has no prior experience
[\R]
Randall A. Baker is a shareholder, officer and director of Woodstock Tree Farms, and has been since its inception. Mr
Baker is an officer and director of Magellan Capital Corp., Animal Cloning Sciences, Knickerbocker Capital, Apex Capital., Northstar Ventures, and Asian Financial. Mr. Baker served as an Executive Vice President with Wm. Mason & Company from Jan 72 through June of 93. Mason & Co. was an Investment Counseling firm catering to mid range clients. Mr. Baker designed and implemented data systems, was responsible for trading, personnel, and client relations.

Norbert L. LeBoeuf has been responsible for all accounting and tax functions for the companies controlled by Mr. Mork. Mr. LeBoeuf's responsibilities began for Woodstock on the incorporation date of February 23, 2000.

Mr. LeBoeuf's educational background includes a Bachelor of Administration from the University of Detroit (1957).

Mr. LeBoeuf's professional career includes three years in the U.S. Marine Corps. in the Legal and Administrative areas (1952-55) and 40 years in all areas of accounting for small, medium and large (Fortune 500 Companies) in Electronics, Manufacturing, and Aerospace. Mr. LeBoeuf retired in 1995 and since then has done accounting and tax consulting.

During the past five years the above three directors have been involved in the following Companies:
Person             Name of Co. Title & Pos     Duties if not clear
                                                   From To   Business of Entity

Denpsey K. Mork  251 Delta Sierra Pres/CFO/Dir     2-96 Pre    Min Activity
                 A G Holdings    Pres./CFO         1-93 1-2000 Shell
                 Animal Cloning CFO/Dir            10-93 Pre   Min Activity
                 Apex Capital     Pres./CFO/Dir    1-96  Pre   Shell
                 Asian Financial Pres/CFO /Dir     8-98  Pre   Shell
                 Knickerbocker Capital Pres/CFO/Dir 11/94 Pre  Shell
                 Magellan Capital Pres/CFO /Dir   2-96 Pre    Min Activity
                 Nicole Industries Pres./CFO/Dir   7-2000      Shell
                 Northstar Ventures  Pres./CFO/Dir 12-98 Pre   Shell
                 Orion USA Pres/CFO /Dir           12-98 Pre   Shell
                 Silver Bow Antique Pres/CFO /Dir  4/94 Pre    Min Activity
Randall A. Baker 251 Delta Sierra Secy/           2-96 Pre    Min Activity
                 A G Holdings   Secy/Dir           1 93 1-2000 Shell
                 Animal Cloning Secy/Dir           10-93 Pre   Min Activity
                 Apex Capital     Secy/Dir         1-96  Pre   Shell
                 Asian Financial Secy /Dir         8-98  Pre   Shell
                 Knickerbocker Capital Secy/Dir    11/94 Pre   Shell
                 Magellan Capital Secy /Dir       2-96 Pre    Min Activity
                 Nicole Industries Secy/Dir        1/96-7-2000 Shell
                 Northstar Ventures  Secy/Dir      12-98 Pre   Shell
                 Orion USA         Secy /Dir       12-98 Pre   Shell
                 Silver Bow Antique Secy /Dir      4/94 Pre    Min Activity
Nobert L Leboeuf 251 Delta Sierra VP/Dir           2-96 Pre    Min Activity
                 A G Holdings    VP/Dir            1/96-1-2000 Shell
                 Animal Cloning VP/Dir.            1/96 Pre    Min Activity
                 Apex Capital     VP/Dir           1-96  Pre   Shell
                 Asian Financial VP /Dir           8-98  Pre   Shell
                 Knickerbocker Capital VP/Dir      1/96-Pre    Shell
                 Magellan Capital VP /Dir         2-96 Pre    Min Activity
                 Nicole Industries VP/Dir          1/96-7-2000 Shell
                 Northstar Ventures  VP/Dir        12-98 Pre   Shell
                 Orion USA         VP /Dir         12-98 Pre   Shell
                 Silver Bow Antique VP /Dir        1/96-Pre    Min Activity

[\R]


[R]
Executive compensation.

(a) No officer or director of Woodstock is receiving any remuneration at this time. The 240,000 shares of Woodstock that was issued 3/31/2000 at the par-value of $.001 per share of which each director got 80,000 shares booked at a total of $240.00 but actually valueless at that particular point of time.

[\R]
(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation. However, Woodstock proposes to create such a plan in the future depending on the success of the Company.

(c) No remuneration is proposed to be in the near future, either directly or indirectly by the corporation to any officer or director under any plan which is presently existing. However, the Company proposes to create a plan in the future depending on the success of the Company.


[R]
Security Ownership of Certain
Beneficial Owners and Management

The following table sets forth, as of the date of this Prospectus, the outstanding shares of common stock of the company owned of record or beneficially by each person who owned of record, or was known by Woodstock Tree Farms, Inc. to own beneficially, more than 5% of Woodstock's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


Title of Class Name of Beneficial Amount and Nature Percent
               Owner              of Beneficial     Of Class
                                  Owner

Common Stock   Dempsey K. Mork    80,000            4.00%  Benefic. 57%
               83-888 Ave. 51
               Coachella, CA 92236

Common Stock   Dempsey K. Mork (indirect)
               Magellan Cap Corp 860,000           43.00%  Benefic. 57%
               83-888 Ave. 51
               Coachella, CA 92236


Common Stock   Dempsey K. Mork (indirect)
               Magellan Cap. Corp.200,000          10.00%  Benefic. 57%
               Profit Sharing Plan
               83-888 Ave. 51
               Coachella, CA 92236

Common Stock   Randall A. Baker   80,000            4.00%
               83-888 Ave. 51
               Coachella, CA 92236

Common Stock   Norbert L. Leboeuf 80,000            4.00%
               83-888 Ave. 51
               Coachella, CA 92236




Common Stock   Riccardo Mortara
               Hulven  Intl      500,000           25.00%
               14 Quai de Seujet
               CH 1201 Geneva Switzerland



                              -------------       ---------
                                1,800,000           90.00%
                                 ========          ======

Common Stock by Officers and Directors as A Group
                                 240,000            12.00%
Dempsey K. Mork is Beneficial Owner of 57%
[\R]

None of the Officers, Directors or existing shareholders have the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

All shareholders have same voting and investment power.


Management `s Discussion and Analysis or Plan of Operation

Comparison of Fiscal  2000 and 1999

Woodstock Tree Farms, Inc. was incorporated on February 23,2000 and commenced operations in the first quarter of its fiscal year 2000. Therefore there is no comparison of the results to the prior year.

The loss for the year ended December 31, 2000 was $25,123.
Revenues were $27,700. The loss was due to normal operating expenses of $27,944 and general and administrative expenses of $19,879.

On February 29, 2000, Woodstock acquired 9 1/2 acres of land for $185,000 from a related party, Mr. Dempsey K. Mork/Magellan Capital Corporation, which had been purchased for $185,000 on February 15, 2000. During the period ending December 31, 2000, capital improvements were made amounting to $120,376 for planting date palm trees and developing the farming facilities and buildings.

Updated (unaudited) interim financials through September 30,
2001 have been included. The loss for this nine month period was $26,264. Revenues were $10,000. The loss was due to normal operating expenses of $19,671 and general and administrative expenses of $11,593.





Liquidity and Capital Resources

Funding for the company's operation for this period was provided by Magellan Capital Corporation in the amount of $113,864 and Hulven International in the amount of $50,000. $53,000 of Magellan's funding and $25,000 of Hulven's funding was converted into 1,560,000 shares of the company's common stock at $.05 per share. 240,000 shares were issued to the officers of the company for past services rendered at the stated par value of $.001 per share.

The company had an accumulated deficit of $25,123 as of the end of its first fiscal year of operations and a positive net equity of $55,277. Total assets are $311,553 and the outstanding mortgage on the property is $145,412.

During the first quarter of year 2001, Woodstock raised $50,000 by selling 200,000 shares of its common stock at $.25 per share.

Losses and cash flows will continue to be negative for the near term. Woodstock hopes to secure additional funds to cover expected losses. If no funds are available, Woodstock will sell trees to meet its cash needs.


Results of First Nine Months Ending September 30,  2001 and
Fiscal Year End December 31, 2000.

Losses for these two periods were $26,264 and $25,123, respectively. Revenues were $10,000 and $27,700 respectively.
The losses were
due to normal operating expenses of $19,671 and $27,944, respectively, and general and administrative expenses of $11,593 and $19,879, respectively.Total assets were $322,972, and $311,553 respectively. Net equity wasa positive $79,013 and $55,277 respectively.


[R]
Plan of Operation

Woodstock Tree Farms is located in the Coachella Valley of Riverside County in the state of California. This area is one of the fastest population growth areas of the United States. This is substantiated by the Government's Year 2000 Census which reflected an overall population growth in excess of 30% during the last decade. If this growth continues, demand for trees used for landscaping will continue. Woodstock has 200 trees ranging between 5 and 8 years old and have planted another 300 trees.
Optimum age for specimen trees is around 8 to 9 years. Woodstock intends on not only earning revenue from the sale of specimen trees but expects the income from harvesting the dates as well.
Woodstock will also be harvesting the shoots each year and planting them in effort to increase the tree count on the ranch. Palm Trees are planted 8 feet apart in rows 10 feet wide. Each tree therefor requires 80 square feet which allows for 544 per acre. After reserving 1.5 acres for equipment and staging area, the remaining 8 acres could support in excess of 4000 trees. The entire 9.5 acres is level, rock free, and 100% farmable. Them 9.5 acres is irrigated by an underground irrigation system. Woodstock's specimen trees will be sold the year round to landscape architects and contractors. The market is for landscaping homes, commercial projects, parks, golf courses, and highway projects. Palm trees are shipped throughout
Southern United States, below the Mason Dixon Line.
[\R]


Certain relationships and related transactions.
The following relationships and related transactions have been in effect since Woodstock's Incorporation date of February 23, 2000.

Dempsey K. Mork, President, and Randall A. Baker, Secretary, were the incorporators of Woodstock Tree Farms, Inc. on February 23,
2000. Both are still serving in these positions and are directors of the company.
[R]
Magellan Capital Corporation, owned by Partnership Financial and controlled by Dempsey K. Mork, transferred 100% ownership of the
9.5 acre tree farm to Woodstock Tree Farms, Inc. on February 29, 2000 for $185,000. Magellan Capital purchased the 9.5 acres on February 7 2000, from James and Lynn Blocher (unrelated third parties) for $185,000. [\R]
Loans and Capital Contributions by Magellan Capital, a related or controlled activity Total advances/contributions 2/23/2000 through 12/31/2000 $113,864. Less common stock issued $53,000.
Outstanding loan balance at 12/31/2000 $60,864.
Outstanding loan balance at 09/30/2001 $61,031.

Loans and Capital Contributions by Hulven International, Ltd. ,not a related or controlled activity, Total advances for Operational/Capital Contributions $50,000 less common stock issued $25,000
Outstanding balance at 12/31/2000 $25,000
Outstanding balance at 09/30/2001 $25,000

Loans/advances; Interest free Loan, No repayment terms stated

Market for common equity and related stockholder matters.
The Shares have not previously been traded on any securities exchange. At the present time, there are no funds available for the payment of dividends on the Shares.


Description of securities

The securities being registered are shares of common stock. The
Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $.001. The holders of the Shares:

         have equal ratable rights to dividends from funds legally available therefore, when as, and if declared by the board of directors of Woodstock Tree
         Farms, Inc. ;

         are entitled to share ratably in all of the assets of Woodstock Tree Farms, Inc. available for distribution upon winding up of the affairs of Woodstock Tree Farms, Inc.;


         do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and

         are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.


These securities do not have any of the following rights:

         cumulative or special voting rights;

         preemptive rights to purchase in new issues of shares;

         preference as to dividends or interest;

         preference upon liquidation; or

         any other special rights or preferences.


In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise.

As of this date of this Form SB-2, Woodstock Tree Farms has 2,000,000 common shares outstanding.


Dividends.

Woodstock does not currently intend to pay cash dividends. Woodstock's proposed dividend policy is to make distributions of its revenues to its stockholders when Woodstock's Board of Directors deems such distributions appropriate. Because Woodstock does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment.


Possible anti-takeover effects of authorized but un-issued stock.


Upon the completion of this registration, Woodstock Tree Farms, Inc.'s authorized but un-issued capital stock will consist of 98,000,000 shares of common stock (after the 200,000 private placement in 1st quarter 2001) and 1,000,000 shares of preferred stock (none issued). One effect of the existence of authorized but un-issued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Woodstock by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of Woodstock's management.






[R]
The balance sheet at 12/31/2000 reflects 1,800,000 See table below.
Summary of Capital and Stock transactions through 12/31/2000 and 9/30/2001.

                                                                   Difference
                                 Price               Par Value     Paid In
Audited          # of shares     per sh  Total       @.001         Capital
Services Rendered   240,000      @.01    $  2,400    $   240       $  2,160
Note 6A

Magellan          1,060,000      @.05     $53,000     $1,060        $51,940
Note 5A

Hulven Intl         500,000      @.05     $25,000     $  500        $24,500
Note 5B
As of 12/31/2000 total
Stocks issued     1,800,000(A)            $80,400     $1,800        $78,600

Unaudited
Private Placement
1st Qtr 2001        200,000      @.25     $50,000     $  200        $49,800
 Total at 9/30/01 2,000,000 (B)          $130,400     $2,000       $128,400
"A" agrees with balance sheet as of December 31, 2000
"B" agrees with balance sheet as of September 30, 2001
[\R]


If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in Woodstock's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.


Legal Proceedings

Woodstock is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against Woodstock has been threatened.


Interest of named experts and counsel.

No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in the small business issuer. No named expert or counsel was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.


Disclosure of commission position on indemnification for securities act liabilities.

No director of Woodstock will have personal liability to Woodstock or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability.

The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Woodstock or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Woodstock in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Woodstock are accountable to Woodstock as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Woodstock. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to Woodstock, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.

Shareholders who have suffered losses in connection with the purchase or sale of their interest in Woodstock in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the company. The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of Woodstock Tree Farms, Inc. Pursuant to the foregoing provisions, or otherwise, Woodstock has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


Financial statements

Part F/S
Index to Financial Statements
Report of Certified Public Accountants

Financial Statements
-------------------

(I)  Audited Financial Statements      December 31, 2000
     Independent Auditors Report
     Balance Sheets                  Statement of Operations
     Statement of Stockholders Equity  Statement of Cash Flows
     Notes to Financial Statements


Woodstock Tree Farms Inc.
Index to Financial Statements and Supplementary Data



Independent Auditors Report


Balance Sheet as of December 31, 2000

Statements of Operations for the Period
Ended December 31, 2000.

Statements of Cash Flows for the period
Ending December 31, 2000.


Statements of Stockholders' Equity for the period
Ending December 31, 2000.

Notes to Financial Statements


Schedules:

All schedule are omitted as the required information is included in the financial statements or notes thereto, or is not a material amount.


The Board of Directors
Woodstock Tree Farms, Inc.




Independent Auditors Report

I have audited the accompanying balance sheets of Woodstock Tree
Farms, Inc., as of December 31, 2000 and March 31, 2001 and the related statements of operations, cash flows, and changes in stockholders' equity for the years or periods then ended.
These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. These standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provided a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Woodstock Tree Farms, Inc. as of December 31, 2000
 and the results of its operations and cash flows for the year or period then ended in conformity with generally accepted accounting principles.


/s/ David M. Winings
    David M. Winings C.P.A.
    Palm Desert, CA 92211
    April 23,2001 and August 14, 2001 and November 1, 2001




















WOODSTOCK TREE FARMS, INC.
BALANCE SHEET
YEAR ENDING DECEMBER 31, 2000 AUDITED
ASSETS
     Current Assets
       Cash and Equivalents        $  15,000
       Tree Farm (1)(2)(7)           188,675

            Total Current Assets               $203,675

Fixed Assets
        Buildings, less Accumulated
           Depreciation $1,375 (3)$   13,625(1)
        Capital Improvements, less
           Accumulated Depreciation
           $2,448(3)                  24,253(2)
                Total Fixed Assets               37,878
Land                                             70,000(1)
  TOTAL ASSETS                                          $311,553
=================================================================
LIABILITIES & SHAREHOLDERS' EQUITY
LIABILITIES
  Current Liabilities
   Accrued Liabilities                        $  15,000
   Accounts Payable                              10,000
   Notes Payable-Operating Advances              85,864(5)
                 Total Current Liabilities              $110,864

  Long Term Liabilities
   Notes Payable-
   Mortgage on Land and Buildings                    (4)$145,412
  TOTAL LIABILITIES                                     $256,276

  SHAREHOLDER'S EQUITY
   Preferred Stock, Par Value $.001 per share;
   Authorized 1,000,000 shares; 0 issued and
   outstanding                               $       -0-
   Common Stock, Par Value $.001 per share;
   Authorized 100,000,000 Shares; Issued
   and Outstanding 1,800,000 shares          $    1,800
        Paid-In Capital                          78,600
     Total Common Stock                       $  80,400
     Accumulated (Deficit)                     ( 25,123)
  TOTAL SHAREHOLDERS' EQUITY                              55,277

  TOTAL LIABILITIES & SHAREHOLDERS' EQUITY              $311,553
=================================================================
  The accompanying financial footnotes are an integral part of the financial statements.








WOODSTOCK TREE FARMS, INC.

INCOME STATEMENT
FOR THE PERIOD
FEBRUARY 23, 2000 TO DECEMBER 31, 2000 AUDITED

  REVENUES
       Sale of Products                       $ 27,700
       Other Misc. Income                           -0-
TOTAL REVENUES                                $ 27,700
COST OF PRODUCTS SOLD/COST OF TREES             -5,000(7)

GROSS PROFIT ON SALE OF PRODUCTS                         $ 22,700

  COST OF GOODS SOLD
   Overhead/Operating Expenses
       Farming Labor Services                  $ 5,200
       Tree Services (Care & Feeding)            9,333
       Utilities Expense                         3,058
       Material Supplies                         5,030
       Maintenance Services                      1,500
       Depreciation Allowance/Fixed  Assets      3,823(3)


     TOTAL COST OF GOODS SOLD                              27,944

     GROSS OPERATING PROFIT (LOSS)                        (5,244)

  SALES, GENERAL & ADMIN.EXPENSES
     Consulting/Service Rendered
     Officers/Associates                       $2,400(6a)
     Mortgage Payment Interest                  9,791(4)
     Office Supplies & Expenses                 4,218
     Property Taxes                             1,470
     Legal and Audit Fees                       2,000

     TOTAL SALES, GENERAL &
        ADMINISTRATIVE EXPENSES                           19,879

     NET INCOME (LOSS) FROM OPERATIONS               $(   25,123)
[R]
     Loss per weighted average number of shares outstanding   $(.044)(8)

     Weighted average number of share outstanding at 12/31/2000 570,000(8)
[\R]
=================================================================

The accompanying financial footnotes are an integral part of the financial statements.







[R]
WOODSTOCK TREE FARMS, Inc.
Statement of Shareholders Equity
From Inception  2/23/2000 through 12/31/2000 AUDITED

Date    Descript  # Shs  $/sh   comstk  PdnCap    Sub Tot   Inc(Loss)  Total

 3/21/00 Svcs Rnd 240,000 $.01  $  240 $  2,160   $  2,400  $      $
         Note 6A

 9/30/00 Hulven   500,000  .05     500   24,500     25,000

         Pro Sh   200,000  .05     200    9,800     10,000

         Mag Cp   860,000  .05     860   42,140     43,000
         Note 5

12/31/00 Totls 1,800,000         1,800   78,600     80,400 ( 25,123)  55,277
[\R]



































The accompanying financial footnotes are an integral part of the financial statements.


WOODSTOCK TREE FARMS, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD
February 23, 2000 to December 31, 2000 AUDITED

  CASH BEGINNING OF PERIOD                     $              -0-

  NET (LOSS) FOR THE PERIOD                          $(   25,123)

  ADJUSTMENTS RECONCILE (LOSS) TO NET
  CASH PROVIDED(USED)FROM OPERATIONS

  CASH PROVIDED(USED)IN OPERATIONS:

    Depreciation  Fixed Assets    $        3,823(3)
    Decrease in Farm Trees /
    Cost of trees sold                     5,000
    Year End Accruals
    Accounts Payable          $  10,000
    Accrued Liabilities          15,000   25,000           33,823
                                                           ------
  Net Cash Provided from Operations                 $       8,700

  Net Activity of Inter Company Transactions/Non Cash
    Items; See following schedule                           6,300
                                                            -----
  Sub Total                                          $     15,000

  Cash beginning of period at 2/23/2000                        -0-

  Cash at end of period at 12/31/2000                $     15,000
                                                     ============















The accompanying financial footnotes are an integral part of the financial statements.








WOODSTOCK TREE FARMS, INC
SUPPLEMENTARY SCHEDULE OF NON CASH ITEMS/INTERCOMPANY TRANSACTIONS AFFECTING CASH FLOW STATEMENT FOR THE PERIOD 2/23/2000 THROUGH 12/31/2000 AUDITED

  Transfer of Tree Farm from Magellan Capital Corporation:

     Cost of  Trees                    $(100,000)(1)
     Cost of Land                      (  70,000)(1)
     Cost of Buildings                 (  15,000)(1)
     Capital Improvements-Planting
       New Trees/ Upgrade Farm         (  93,675)(2)
     Capital Improvements-Buildings/
       Facilities                     (   26,701)(2)
                                      ----------
  Sub Total - Fixed Assets
     (Credit)Inter-company Account                            $(305,376)

  Other Non Cash Items:
     Transfer Assumed Mortgage
       Tree Farm                      $  145,412(4)
     Issuance of Woodstock Common         80,400(6c)
     Notes Payable/Operating Advances     85,864(5)
                                      ----------
  Sub Total Other Non Cash Items
     Debit Inter-company Account                                311,676
                                                             ---------

NON CASH ITEMS FLOWING THROUGH WOODSTOCK/MAGELLAN
  INTERCOMPANY ACCOUNTS - NET DEBIT                         $   6,300
                                                           ==========




  The accompanying financial footnotes are an integral part of the financial statements.




















WOODSTOCK TREE FARMS, INC.
NOTES TO FINANCIAL STATEMENTS
YEAR ENDING DECEMBER 31, 2000

Summary  of significant accounting policies.

A. Plant Assets and Depreciation
Plant assets are carried at cost, less accumulated depreciation. Expenditures for replacements and improvements are capitalized. Replaced items are retired. Maintenance and repairs are charged to operations. Gains and Losses from the sale of plant assets are included in income. Depreciation is calculated on a straight -line basis utilizing the assets estimated useful lives. Refer to footnote (3) for basis of useful life

B. Earning Per Share
Earnings per share is based on the weighted number of shares of common stock outstanding each year.

C. Income Taxes
Income taxes are accounted for by the asset/liability approach in accordance with FAS -109 (Accounting for Income Taxes). Deferred taxes represent the expected future tax consequences when the reported amounts of assets and liabilities are recovered or paid. They arise from differences between the financial reporting and tax basis of assets and liabilities and are adjusted for changes in tax laws and tax rates when those changes are enacted. The provision for income taxes represents the total of income taxes paid or payable for the current year, plus the change in deferred  Taxes during the year

D. Interest Costs
Interest related to const. of qualifying assets is capitalized as part of construction costs in accordance with FAS-34, (Capitalization of Interest Cost) Refer to footnote (4) for interest on assumed mortgage on land and buildings.
\
E. Income Recognition
Woodstock's source of income is from the sale of date palm trees and the harvesting of date fruits. Income is recognized as transactions are completed.



1) Tree Farm Acquisition - $185,000
     On February 29, 2000, Magellan Capital Corporation (a related entity), transferred to Woodstock the ownership of an existing tree farm purchased on February 7, 2000 for $185,000. This asset transfer was made at the original acquisition costs and consisted of 200 trees valued at $500 per tree, as shown on the February, 2000 Closing
Escrow Statement; 2 stucco buildings, and 9.5 acres of land. The cost allocation of this transaction is as follows:

                                                 Useful Life
  a) 200 trees (estimated at $500 each) $100,000
  b) 2 stucco buildings (estimated
     at $7,500 each)                      15,000  10 yrs.
                         Sub Total      $115,000
  c) Balance allocated to the value
     of 9.5 acres of land                 70,000
                   Total Purchase Cost  $185,000

2)Capitalized Improvements - $93,675 planting new trees and $26,701 for upgrading of buildings and farming facilities and operations.

3)Depreciation buildings and capitalized buildings improvements is based on a 10 year remaining useful life. Depreciation for the period was buildings $1,375 and capitalized improvements
  $2,448.

4)Assumption of mortgage on land and buildings - $148,000 on February 29, 2000. This long term liability is a ten year note payable at 8.00% per annum, with payments of $1,237.93 starting with the 1st payment due on March 15, 2000 continuing until February 15, 2010, at which time all unpaid sums of principle and any accrued interest will immediately become due and payable. The outstanding balance at year ending December 31, 2000 was $145,412.08.



5)Notes payable/operating advances - $85,864

  All of the necessary funding for the Woodstock Tree Farms, Inc. has been provided by Magellan Capital Corporation and Hulven International. For the period February 23, 2000 through December 31, 2000, the following monies were paid on behalf of Woodstock:


A)Magellan Capital/Magellan Capital Profit Sharing Plan
   Total funds provided     $113,864
   Less amount converted for stock $53,000
   Balance due 12/31/2000                      $60,864

B)Hulven International-
   Total funds provided       50,000
   Less amount converted for stock 25,000
   Balance due  12/31/2000                      25,000
                              ------------------------
c) Grand Total              $163,864   $78,000 $85,864
                            ========   =======  ======

6)Issuance of 1,800,000 shares Woodstock Tree Farms, Inc. par value of $.001/

  A)240,000 shares were issued to officers/directors during year
    2000 for services rendered on behalf of Woodstock Tree Farms, Inc. at $.01/share.

                                           $.01/sh    % of shares
Name_________        Title   No.Shs.        $Value    Outstanding

D.K. Mork       President/Owner  80,000      800       4.4
R.A. Baker      Secretary/Dir.   80,000      800       4.4
N.L. LeBoeuf    Controller       80,000      800       4.4

                                240,000    2,400      13.2
                                 ======     ====       ===


7) Cost of Trees Sold - $5,000
Sale of 10 trees costing $500.00 each (footnote 1) based on actual cost of trees acquired with the farm on 2/29/2000


8) Calculation of Loss per share, based on weighted average number of shares outstanding.

The year to date 12/31/00 loss per share is calculated using weighted average number of shares outstanding during this period of time. The weighted average number of shares used was 570,000, calculated as follows:

Date as of      O/S Shs       # Mon O/S to 12/31/00    Total Base

3/21/00           240,000             9 months         2,160,000

9/30/00         1,560,000             3 months         4,680,000
               ----------       --------               ---------
Total as
of12/31/00      1,800,000           12 months          6,840,000
               ==========           ==========        ==========

6,840,000 divided by 12 months equals 570,000 weighted average number of shares outstanding; divided into YTD net loss of ($25,123) gives us a net loss per share of ($.044).


9) On August 14th 2001 the audited Financials for the fiscal year ended December 31, 2000 were corrected as follows:

   Removal of the reference to Woodstock Tree Farm as a Development
   Stage Company.

   The Statement of Operations was amended to include Net Loss per share calculation.

   The Statement of Changes in Shareholders' Equity was included in this revision.

   The Financial Footnotes were expanded to include additional disclosure items per SEC's request.


10) On November 1st 2001, the audited financials for the fiscal year ended December 31, 2000, were adjusted as follows:

   The March 31, 2001 Audited Interim Financial Statements were deleted from the Auditor's Report.

   The Balance Sheet as of 12/31/2000 was adjusted to show the inclusion of Preferred Stock data.

   The Income Statement for the period February 23, 2000 through December 31, 2000 was corrected to show the loss per share on a weighted number shares outstanding.

   The Cash Flow Statement for the period February 23, 2000 through December 31, 2000 was revised to reflect only cash flow items and to include a supplementary schedule to include non cash inter-company transactions as a reconciling item to the cash ending balance as of 12/ 31/ 2000.

   Statement of shareholders' equity which had been omitted in error, was included for the period December 31, 2000.













































WOODSTOCK TREE FARMS, INC.
INTERIM FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDED 9/30/01
UNAUDITED

BALANCE SHEET 9/30/01

INCOME STATEMENT FOR NINE MONTHS ENDING 9/30/01

STATEMENT OF SHAREHOLDERS EQUITY FROM INCEPTION TO 9/30/01

STATEMENT OF CASH FLOWS FOR NINE MONTHS ENDING 9/30/01

FINANCIAL FOOTNOTES TO THE FINANCIAL STATEMENTS ENDING 9/30/01











































[R]
WOODSTOCK TREE FARMS, INC.
BALANCE SHEET
PERIOD  ENDING 9/30/2001 and 12/31/2000
ASSETS
                                     unaudited      audited
                                     9/30/2001      12/31/2000
 Current Assets
        Cash and Equivalents        $  44,860(1)   $  15,000
        Tree Farm                     183,675(4)     188,675
            Total Current Assets     $228,535       $203,675
Fixed Assets
        Buildings, less Accum Deprec
             $1,788 and $1,375
             respectively            $ 12,386(2)   $  13,625
        Capital Improvements, less Accum
              Deprec $3,182 and
              $2,448 respectively      22,050(2)      24,253
                 Total Fixed Assets    34,437         37,878
Land                                   70,000         70,000
TOTAL ASSETS                         $322,972    $   311,553
=============================================================
LIABILITIES & SHAREHOLDERS' EQUITY
  LIABILITIES
     Current Liabilities
        Accrued Liabilities        $  15,000     $    15,000
        Accounts Payable              10,000          10,000
        Notes Payable-Hulven Intl     25,000          25,000
                      Operating Advan 61,031          60,864
          Total Current Liabilities $111,031         110,864
  Long Term Liabilities
        Notes Payable-
        Mortgage on Land and
        Buildings                   $142,928    (3)$  145,412
  TOTAL LIABILITIES                 $253,959        $ 256,276
 SHAREHOLDER'S EQUITY
     Preferred Stock, Par Value $001 per share;
     Authorized 1,000,000 shares; 0 issued and
     outstanding                    $     -0-       $      -0-
     Common Stock, Par Value $.001 per share;
        Authorized 100,000,000 Shares; Issued &
          Outstanding 2,000,000 and 1,800,000
          shares  respectively    $    2,000     $     1,800
        Paid-In Capital              128,400          78,600
     Total Common Stock            $ 130,400          80,400
     Accumulated (Deficit)          ( 51,387)        (25,123)
  TOTAL SHAREHOLDERS' EQUITY          79,013          55,277
  TOTAL LIABILITIES & SHAREHOLDERS'
  EQUITY                            $332,972      $  311,553
=============================================================




  The accompanying financial footnotes are an integral part of the financial statements.

WOODSTOCK TREE FARMS, INC.
INCOME STATEMENT
FOR THE 9 MONTHS ENDING
9/30/2001
                                  unaudited
                                  9 month
                                  9/30/2001

  REVENUES
       Sale of Products           $  10,000
       Other Misc. Income                -0-
  TOTAL REVENUES              $      10,000

  COST OF PRODUCTS SOLD/COST OF TREES-5,000(4)

  GROSS PROFIT ON SALE OF
  PRODUCTS                   $        5,000
                                      -----
 COST OF GOODS SOLD
      Overhead/Operating Expenses
         Farming Labor Services $     4,075
         Tree Services (Care/Feeding) 3,724
         Utilities Expense            2,979
         Operating Supplies           3,918
         Maintenance Services         1,534
         Depreciation Allowance/
         Fixed Assets                 3,441(2)
     TOTAL COST OF GOODS SOLD        19,671
     GROSS PROFIT (LOSS)        $   (14,671

  SALES, GENERAL & ADMIN.EXPENSES
     Mortgage Payment Interest  $    8,658(3)
     Office Supplies & Expenses      2,296
     Property Taxes                    -0
     Legal and Audit Fees             500
     Bank Service Charges             139

     TOTAL SALES, GENERAL &
        ADMINISTRATIVE EXPENSES    11,593

     NET INCOME (LOSS) FROM
     OPERATIONS                  $(26,264)
[R]
     Loss per weighted average number of
     shares outstanding           $( .023)(5)

     Weighted average number of shares
     Outstanding                1,160,000 (5)
[\R]
==============================================================


The accompanying financial footnotes are an integral part of the financial statements.



WOODSTOCK TREE FARMS, Inc.
Statement of Shareholders Equity
From Inception  2/23/2000 through
9/30/01

Date    Descript  # Shs  $/sh  comstk  PdnCap   Sub Tot   Inc(Loss)  Total
Audited
 3/21/00 Svcs Rnd 240,000 $.01  $  240  $  2,160  $  2,400  $      $
         Note 6A
      12/31/00FS


 9/30/00 Hulven  500,000  .05      500   24,500     25,000

         Pro Sh  200,000  .05      200    9,800     10,000

         Mag Cp  860,000  .05      860   42,140     43,000
         Note 5
     12/31/00FS
12/31/00 Totls 1,800,000         1,800   78,600     80,400 ( 25,123)  55,277

Unaudited
 3/30/01 Private
      Placement  200,000  .25      200   49,800     50,000
      Note 1
      9/30/01FS
 9/30/01 YTD (Loss)                                        ( 26,264)

 9/30/01 Totls 2,000,000         2,000  128,400    130,400 ( 51,387)  79,013

























The accompanying financial footnotes are an integral part of the financial statements.

WOODSTOCK TREE FARMS, INC.
STATEMENT OF CASH FLOWS
FOR THE 9 MONTHS ENDING
9/30/2001                                          Unaudited
                                                   9/30/2001

  NET (LOSS) FOR THE PERIOD                        $ ( 26,264)

  ADJUSTMENTS RECONCILE (LOSS) TO NET
  CASH PROVIDED(USED)FROM OPERATIONS

  CASH PROVIDED(USED) IN OPERATIONS:
    INCREASE(DECREASE) IN LIABILITIES AND
    DECREASE(INCREASE) IN ASSETS
      Depreciation  Fixed Assets                        3,441(2)
      Decrease in Farm Trees /
      Cost of Tree sold                                 5,000(4)
      Increase Current Liabilities                        167
      (Decrease LT Liab/ 9 Mortgage Payments          ( 2,484(3)
                                                     --------
   CASH (USED)IN OPERATIONS                        $  (20,140)

   CASH PROVIDED SALE COM STK PRIVATE PLACEMENT        50,000(1)
                                                     --------

   Net Increase In Cash                           $    29,860

   Cash beginning of period                            15,000
                                                     --------
   Cash end of period                              $   44,860
                                                   ==========























The accompanying financial footnotes are an integral part of the financial statements.
WOODSTOCK TREE FARMS, INC.
NOTES TO FINANCIAL STATEMENTS
FOR THE NINE MONTHS ENDING SEPTEMBER 30, 2001

These interim financials should be read in conjunction with the audited 12/31/2000 financial statements and the footnotes attached thereto.

1) Cash and equivalents - $44,860.
On March 31, 2001 the proceeds of $50,000 from the sale of 200,000 shares of Woodstock Tree Farms, Inc. common stock sold in a private placement at $.25 per share. The proceeds were deposited into the company's checking account. The net decrease of $20,140 was due mainly to a $20,000 payment to Magellan Capital Corporation as partial repayment of Operating Advances/Capital Improvements.

2) Total depreciation for the nine months was $3,441 for buildings and capital improvements. Depreciation on the buildings for the nine months was $1,239; accumulated depreciation is $2,614. Depreciation on capital improvements for the nine months was $2,202; accumulated depreciation is $4,650. Depreciation is based on a ten year remaining life for both buildings and capital improvements.

3) Mortgage interest on land and buildings - $8,658.
Nine monthly payments were made in this period.
The decrease on the principle amount during the nine month period was $2,484. The outstanding balance at September 30, 2001 is $142,928.43, as compared to the balance outstanding at December
31, 2000 of $145,412.08

4) Cost of trees sold - $5,000 YTD 9/30/2001
The cost of the ten trees sold during this period is based on actual cost of the trees acquired with the farm in February 2000.

5) The nine months year to date 9/30/01 loss per share is calculated using weighted average number of shares outstanding during this period of time. The weighted average number of shares used was 1,160,000, calculated as follows:

Date as of      O/S Shs       # Mon O/S to 9/30/01    Total Base

12/31/00        1,800,000             9 months        16,200,000

 3/30/01          200,000             6 months         1,200,000

               ----------       --------               ---------
Total as
of 9/30/01      2,000,000           15 months         17,400,000
               ==========           ==========        ==========

17,400,000 divided by 15 months equals 1,160,000 weighted average number of shares outstanding; divided into YTD net loss of ($26,264) gives us a net loss per share of ($.023).

The accompanying financial footnotes are an integral part of the financial statements.
[\R]
Part II.  Information not required in prospectus.


Indemnification of officers and directors.

Information on this item is set forth in Prospectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."


Recent sales of unregistered securities.

Listed below are the sales of Woodstock Common Stock from inception (2/23/00) through 9/30/01:

Date    Descript  # Shs  $/sh  comstk  PdnCap   Sub Tot   Inc(Loss)  Total
Audited
 3/21/00 Svcs Rnd 240,000 $.01  $  240  $  2,160  $  2,400  $      $
         Note 6A
      12/31/00FS


 9/30/00 Hulven  500,000  .05      500   24,500     25,000

         Pro Sh  200,000  .05      200    9,800     10,000

         Mag Cp  860,000  .05      860   42,140     43,000
         Note 5
     12/31/00FS
12/31/00 Totls 1,800,000         1,800   78,600     80,400 ( 25,123)  55,277

Unaudited
 3/30/01 Private
      Placement  200,000  .25      200   49,800     50,000
      Note 1
      9/30/01FS
 9/30/01 YTD (Loss)                                        ( 26,264)

 9/30/01 Totls 2,000,000         2,000  128,400    130,400 ( 51,387)  79,013






















SIGNATURES

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date May 15, 2001

By:  /s/ Dempsey K. Mork      /s/ Randall A. Baker
   -----------------------
     Dempsey K. Mork
     Chief Executive Officer/Chief Financial Officer/Director

     Randall A. Baker
     Secretary/Director



Pursuant to the requirements of the Securities and Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in capacities indicated on May 15, 2001


By:  /s/ Dempsey K. Mork     /s/ Randall A. Baker
   ---------------------
     Dempsey K. Mork
     Chief Executive Officer/Chief Financial Officer/Director

     Randall A. Baker
     Secretary/Director






















Exhibits.
The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.


Undertakings.

Answer ITEM 28. UNDERTAKINGS (a) The undersigned registrant undertakes: (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: II-2 i. To include any prospectus required by Section 10(a)(3) of the Securities Act; ii. Reflect in the prospectus any facts or events arising after the eff. dte. of which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC in accordance with Rule 424(b) of this chapter, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and iii. Include any additional or changed material on the plan of dist.. (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (4) i. That, for the purpose of determining liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant as provided in Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this reg. stmt. as of the time it was declared effective.
ii. For determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof. (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the fore. provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the suc. defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being regstrd., the registrant will, unless in the opin. of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



EXHIBIT LIST


(3.i)  Articles of Incorporation by company on Feb 23, 2000.)

(3.ii)         By-Laws.

(5)  Opinion re: Legality of stock being registered
                              By  Jody Walker, Esq.

(23) Consent of Accountant David Winings for inclusion of December 31, 2000 and March 31, 2001 audit into Registration statement.

(99.a)  Magellan Capital Note

(99.b)  Hulven International Ltd. Notes

(99.c)  James E. Blotcher Note







































Exhibit (3.i)





2087:


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2093:
2094:
 PRIVATE 'I. NAM of
Corporation







2. Resident Agent A

Agents/Filings, IN

Mad I=[ M-M[ be
2109:
mowl

IN= ]East William Street, Suite 207 Carson City NEVADA
89701 I I



-81miLAddrese
Z12 Code



 .001


Number of shares Number of shares common par value .001 without par volue:



Shall be styled as
Directors or -
Trustees


The First Board of Directors /trustees shall consist of members whose names and addresses are as follows:



Dempsey K. Mork
Randall A Baker


83-888 Ave. 51
Coachella, CA 92236
83-888 AVE. 51
Coachella, CA 92236


Address City State zip
Address City 8". ZIP
6.

The purpose of this
Corporation shall be:



any lawful activity

a. Other Matters





Number of addItIional
pages attached* -4~

7. Names A



Mad Signatures



notorized attache
additional



Incorporators

Signat "
signature
Nora

This instrument wag,
acknowledged before me on
This instrument Was
acknowledged before me OR






Name of person
of person


As incorporator
At incorporator


of
of-


Name of party on behalf of
whom instrument executed)
(Name of patty on behalf of
whom Instrument executed


Notary Public Signature
Notary public Signature


(affix notary Stamp or
seal)
(affix notary stamp or seal


GKL Resident
Agrents/Filings INC
hereby Accept appointment as
Resident Agent roe the above
Well- lit

named corporation

appointment of

~&-
- - 2/23/00
2238:
be accomparnied bY appropriate fees. Too attached foe schedule. --
>
News" Secretary of State Wamt Corporation revised on 02/12/89
2242:


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Exhibit (3.ii)

                               BY-LAWS
                                 OF

                        A Nevada Corporation
                         ARTICLE I - OFFICES
The registered office of the Corporation in the State of Nevada shall be located in the City and State designated in the Articles of Incorporation. The Corporation may also maintain offices at such other places within or without the State of Nevada as the Board of Directors may, from time to time, determine.

ARTICLE II - MEETING OF SHAREHOLDERS Section I - Annual Meetings:
(Chapter 78.3 1 0) The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Directors.

Section 2 - Special Meetings: (Chapter 78.' ) I 0)

Special meetings of the shareholders may be called by the Board of Directors or such person or persons authorized by the Board of Directors and shall be held within or without the State of Nevada.

Section 3 - Place of Meetings: (Chapter 78.3 1 0)

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Directors may from time to time fix. If no designation is made, the meeting shall be held at the Corporation's registered office in the state of Nevada.

Section 4 - Notice of Meetings: (Section 78.370)

(a) Written or printed notice of each meeting of shareholders, whether annual or special, signed by the president, vice president or secretary, stating the time when and place where it is to be held, as well as the purpose or purposes for which the meeting is called, shall be served either personally or by mail, by or at the direction of the president, the secretary, or the officer or the person calling the meeting, not less than ten or more than sixty days before the date of the meeting, unless the lapse of the prescribed time shall have been waived before or after the taking of such action, upon each shareholder of record entitled to vote at such meeting, and to any other shareholder to whom the giving of notice may be required by law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to the shareholder as it appears on the share transfer records of the Corporation or to the current address, which a shareholder has delivered to the Corporation in a written notice.

*Unless otherwise stated herein all references to "Sections" in these Bylaws refer to those sections contained in Title 78 of the Nevada Private Corporations Law.


                             NV Bylaws-1

(b) Further notice to a shareholder is not required when notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to him or her during the period between those two consecutive annual meetings; or all, and at least two payments sent by first-class mail of dividends or interest on securities during a 12-month period have been mailed addressed to him or her at his or her address as shown on the records of the Corporation and have been returned undeliverable.

Section 5 - Quorum: (Section 78.320)

(a) Except as otherwise provided herein, or by law, or in the Articles of Incorporation (such Articles and any amendments thereof being hereinafter collectively referred to as the "Articles of Incorporation"), a quorum shall be present at all meetings of shareholders of the Corporation, if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

(b) The subsequent withdrawal of any shareholder from the meeting, after the commencement of a meeting, or the refusal of any shareholder represented in person or by proxy to vote, shall have no effect on the existence of a quorum, after a quorum has been established at such meeting.

(c) Despite the absence of a quorum at any meeting of shareholders, the shareholders present may adjourn the meeting.

Section 6 - Voting and Acting: (Section 78.320 & 78.350)

(a) Except as otherwise provided by law, the Articles of Incorporation, or these Bylaws, any corporate action, the affirmative vote of the majority of shares entitled to vote on that matter and represented either in person or by proxy at a meeting of shareholders at which a quorum is present, shall be the act of the shareholders of the Corporation.

(b) Except as otherwise provided by statute, the Certificate of Incorporation, or these bylaws, at each meeting of shareholders, each shareholder of the Corporation entitled to vote thereat, shall be entitled to one vote for each share registered in his name on the books of the Corporation. (c) Where appropriate communication facilities are reasonably available, any or all shareholders shall have the right to participate in any shareholders' meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 7 - Proxies: (Section 78.355)

Each shareholder entitled to vote or to express consent or dissent without a meeting, may do so either in person or by proxy, so long as such proxy is executed in writing by the shareholder himself, his authorized officer, director, employee or agent or by causing the signature of the stockholder to be affixed to the writing by any reasonable means, including, but not limited to, a facsimile signature, or by his attorney-in-fact there unto duly authorized in writing. Every proxy shall be revocable at will unless the proxy conspicuously states that it is irrevocable and the proxy is coupled with an interest. A telegram, telex, cablegram, or similar transmission by the shareholder, or a photographic, photostatic, facsimile, shall be treated as a valid proxy, and treated as a substitution of the original proxy, so long as such transmission is a complete reproduction executed by the shareholder. If it is determined that the telegram, cablegram or

                             NV Bylaws-2

other electronic transmission is valid, the persons appointed by the Corporation to count the votes of shareholders and determine the validity of proxies and ballots or other persons making those determinations must specify the information upon which they relied. No proxy shall be valid after the expiration of six months from the date of its execution, unless otherwise provided in the proxy. Such instrument shall be exhibited to the Secretary at the meeting and shall be filed with the records of the Corporation. If any shareholder designates two or more persons to act as proxies, a majority of those persons present at the meeting, or, if one is present, then that one has and may exercise all of the powers conferred by the shareholder upon all of the persons so designated unless the shareholder provides otherwise.

Section 8 - Action Without a Meeting: (Section 78.320)

Unless otherwise provided for in the Articles of Incorporation of the Corporation, any action to be taken at any annual or special shareholders' meeting, may be taken without a meeting, without prior notice and without a vote if written consents are signed by a majority of the shareholders of the Corporation, except however if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.

                  ARTICLE III - BOARD OF DIRECTORS

Section I - Number, Term, Election and Qualifications: (Section
78.115, 78.330)

(a) The first Board of Directors and all subsequent Boards of the Corporation shall consist of unless and until otherwise determined by vote of a majority of the entire Board of Directors. The Board of Directors or shareholders all have the power, in the interim between annual and special meetings of the shareholders, to increase or decrease the number of Directors of the Corporation. A Director need not be a shareholder of the Corporation unless the Certificate of Incorporation of the Corporation or these Bylaws so require.

(b) Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation shall be elected at the first annual shareholders' meeting and at each annual meeting thereafter, unless their terms are staggered in the Articles of Incorporation of the Corporation or these Bylaws, by a plurality of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

(c) The first Board of Directors shall hold office until the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of Directors.
Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his election, unless their ten-ns are staggered in the Articles of Incorporation of the Corporation (so long as at least one - fourth in number of the Directors of the Corporation are elected at each annual shareholders' meeting) or these Bylaws, or until his prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.


                             NV Bylaws-3

(d) All Directors of the Corporation shall have equal voting power unless the Articles of Incorporation of the Corporation provide that the voting power of individual Directors or classes of Directors are greater than or less than that of any other individual Directors or classes of Directors, and the different voting powers may be stated in the Articles of Incorporation or may be dependent upon any fact or event that may be ascertained outside the Articles of Incorporation if the manner in which the fact or event may operate on those voting powers is stated in the Articles of Incorporation. If the Articles of Incorporation provide that any Directors have voting power greater than or less than other Directors of the Corporation, every reference in these Bylaws to a majority or other proportion of Directors shall be deemed to refer to majority or other proportion of the voting power of all the Directors or classes of Directors, as may be required by the Articles of Incorporation.

Section 2 - Duties and Powers: (Section 78.120)

The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise all powers of the Corporation, except such as those stated under Nevada state law, are in the Articles of Incorporation or by these Bylaws, expressly conferred upon or reserved to the shareholders or any other person or persons named therein.

Section 3 - Regular Meetings, Notice: (Section 78.' ) I 0)

(a) A regular meeting of the Board of Directors shall be held either within or without the State of Nevada at such time and at such place as the Board shall fix.

(b) No notice shall be required of any regular meeting of the Board of Directors and, if given, need not specify the purpose of the meeting; provided, however, that in case the Board of Directors shall fix or change the time or place of any regular meeting when such time and place was fixed before such change, notice of such action shall be given to each director who shall not have been present at the meeting at which such action was taken within the time limited, and in the manner set forth in these Bylaws with respect to special meetings, unless such notice shall be waived in the manner set forth in these Bylaws.

Section 4 - Special Meetings-, Notice: (Section 78.3 1 0)

(a) Special meetings of the Board of Directors shall be held at such time and place as may be specified in the respective notices or waivers of notice thereof.

(b) Except as otherwise required statute, written notice of special meetings shall be mailed directly to each Director, addressed to him at his residence or usual place of business, or delivered orally, with sufficient time for the convenient assembly of Directors thereat, or shall be sent to him at such place by telegram, radio or cable, or shall be delivered to him personally or given to him orally, not later than the day before the day on which the meeting is to be held. If mailed, the notice of any special meeting shall be deemed to be delivered on the second day after it is deposited in the United States mails, so addressed, with postage prepaid. If notice is given by telegram, it shall be deemed to be delivered when the telegram is delivered to the telegraph

                             NV Bylaws-4

company. A notice, or waiver of notice, except as required by these Bylaws, need not specify the business to be transacted at or the purpose or purposes of the meeting.

(c) Notice of any special meeting shall not be required to be given to any Director who shall attend such meeting without protesting prior thereto or at its commencement, the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall not be required to be given.

Section 5 - Chairperson:

The Chairperson of the Board, if any and if present, shall preside at all meetings of the Board of Directors. If there shall be no Chairperson, or he or she shall be absent, then the President shall preside, and in his absence, any other director chosen by the Board of Directors shall preside.

Section 6 - Quorum and Adjournments: (Section 78.315)

(a) At all meetings of the Board of Directors, or any committee thereof, the presence of a majority of the entire Board, or such committee thereof, shall constitute a quorum for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation, or these Bylaws.

(b) A majority of the directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, whether or not a quorum exists. Notice of such adjourned meeting shall be given to Directors not present at time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors who were present at the adjourned meeting.

Section 7 - Manner of Acting: (Section 78.315)

(a) At all meetings of the Board of Directors, each director present shall have one vote, irrespective of the number of shares of stock, if any, which he may hold.

(b) Except as otherwise provided by law, by the Articles of Incorporation, or these bylaws, action approved by a majority of the votes of the Directors present at any meeting of the Board or any committee thereof, at which a quorum is present shall be the act of the Board of Directors or any committee thereof.

(c) Any action authorized in writing made prior or subsequent to such action, by all of the Directors entitled to vote thereon and filed with the minutes of the Corporation shall be the act of the Board of Directors, or any committee thereof, and have the same force and effect as if the same had been passed by unanimous vote at a duly called meeting of the Board or committee for all purposes.

(c) Where appropriate communications facilities are reasonably available, any or all directors shall have the right to participate in any Board of Directors meeting, or a committee of the Board of


                             NV Bylaws-5

Directors meeting, by means of conference telephone or any means of communications by which all persons participating in the meeting are able to hear each other.

Section 8 - Vacancies: (Section 78.335)

(a) Unless otherwise provided for by the Articles of Incorporation of the Corporation, any vacancy in the Board of Directors occurring by reason of an increase in the number of directors, or by reason of the death, resignation, disqualification, removal or inability to act of any director, or other cause, shall be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board or by a sole remaining Director, at any regular meeting or special meeting of the Board of Directors called for that purpose except whenever the shareholders of any class or classes or series thereof are entitled to elect one or more Directors by the Certificate of Incorporation of the Corporation, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the Directors elected by such class or classes or series thereof then in office, or by a sole remaining Director so elected.

(b) Unless otherwise provided for by law, the Articles of Incorporation or these Bylaws, when one or more Directors shall resign from the board and such resignation is effective at a future date, a majority of the directors, then in office, including those who have so resigned, shall have the power to FILL such vacancy or vacancies, the vote otherwise to take effect when such resignation or resignations shall become effective.

Section 9 - Resignation: (,Section 78.335)
A Director may resign at any time by giving written notice of such resignation to the Corporation. Section 10 - Removal:
(Section 78.335) Unless otherwise provided for by the Articles of Incorporation, one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose, unless the Articles of Incorporation provide that Directors may only be removed for cause, provided however, such Director shall not be removed if the Corporation states in its Articles of Incorporation that its Directors shall be elected by cumulative voting and there are a sufficient number of shares cast against his or her removal, which if cumulatively voted at an election of Directors would be sufficient to elect him or her. If a Director was elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that Director.

Section I 1 - Compensation: (Section 78.140)

The Board of Directors may authorize and establish reasonable compensation of the Directors for services to the Corporation as Directors, including, but not limited to attendance at any annual or special meeting of the Board.




                             NV Bylaws-6

Section 12 - Committees: (Section 78.125)

Unless otherwise provided for by the Articles of Incorporation of the Corporation, the Board of Directors, may from time to time designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein. Each such committee shall serve at the pleasure of the Board and, unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and regulations stated herein regarding the Board of Directors.

                        ARTICLE IV - OFFICERS

Section I - Number, Qualifications, Election and Term of Office:
(Section
78.130)

(a) The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary and treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation.

(b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

(c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his election, and until his successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation:
Any officer may resign at any time by giving written notice of such resignation to the Corporation. Section 3 - Removal: Any officer elected by the Board of Directors may be removed, either with or without cause, and a successor elected by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Vacancies:

(a) A vacancy, however caused, occurring in the Board and any newly created Directorships resulting from an increase in the authorized number of Directors may be filled by the Board of Directors.



                             NV Bylaws-7

Section 5 - Bonds:

The Corporation may require any or all of its officers or Agents to post a bond, or otherwise, to the Corporation for the faithful performance of their positions or duties.

Section 6 - Compensation:

The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors.

                    ARTICLE V-- SHARES OF STOCK

Section I - Certificate of Stock: (Section 78.235)

(a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

(b) Certificated shares of the Corporation shall be signed, (either manually or by facsimile), by officers or agents designated by the Corporation for such purposes, and shall certify the number of shares owned by him in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

(c) If the Corporation issues uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

(d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Section 2 - Lost or Destroyed Certificates: (Section 104.8405)

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed if the owner:

(a) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser,

                             NV Bylaws-8

        (b) files with the Corporation a sufficient indemnity bond; and
        (c) satisfies such other requirements, including evidence of such loss, theft or destruction, as may be imposed by the Corporation.

Section 3 - Transfers of Shares: (Section 104.8401, 104.8406 &
104.8416)

(a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

(b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 4 - Record Date: (Section 78.215 & 78.'150)

(a) The Board of Directors may fix, in advance, which shall not be more than sixty days before the meeting or action requiring a determination of shareholders, as the record date for the determination of shareholders entitled to receive notice of, or to vote at, any meeting of shareholders, or to consent to any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action. If no record date is fixed, the record date for shareholders entitled to notice of meeting shall be at the close of business on the day preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held, or if notice is waived, at the close of business on the day before the day on which the meeting is held.

    (b) The Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted for shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights of shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action.

(c) A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

Section 5 - Fractions of Shares/Scrip (Section 78.205)
The Board of Directors may authorize the issuance of certificates or payment of money for fractions of a share, either represented by a certificate or uncertificated, which shall entitle the holder to exercise voting rights, receive dividends and participate in any assets of the Corporation in the event of liquidation, in proportion to the fractional holdings; or it may authorize the

                             NV Bylaws-9

payment in case of the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may authorize the issuance, subject to such conditions as may be permitted by law, of scrip in registered or bearer form over the manual or facsimile signature of an officer or agent of the Corporation or its agent for that purpose, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of shareholder, except as therein provided. The scrip may contain any provisions or conditions that the Corporation deems advisable. If a scrip ceases to be exchangeable for full share certificates, the shares that would otherwise have been issuable as provided on the scrip are deemed to be treasury shares unless the scrip contains other provisions for their disposition.

          ARTICLE VI - DIVIDENDS (Section 78.215 & 78.288)

(a) Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

(b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless:
         (i)   so authorized by the Articles of Incorporation;
         (ii) a majority of the shareholders of the class or series to be issued approve the issue; or
         (iii) there are no outstanding shares of the class or series of shares that are authorized to be issued.

          ARTICLE VII - FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change by the Board of Directors from time to time, subject to applicable law.

          ARTICLE VIII - CORPORATE SEAL (Section 78.065)

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

          ARTICLE IX - AMENDMENTS

Section I - By Shareholders:

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, by a majority vote of the shareholders at the time entitled to vote in the election of Directors even though these Bylaws may also be altered, amended or repealed by the Board of Directors.

Section 2 - By Directors: (Section 78.120)

The Board of Directors shall have power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

                            NV Bylaws-10

           ARTICLE X - WAIVER OF NOTICE: (Section 78.375)

Whenever any notice is required to be given by law, the Articles of Incorporation or these Bylaws, a written waiver signed by the person or persons entitled to such notice, whether before or after the meeting by any person, shall constitute a waiver of notice of such meeting.

         ARTICLE XI - INTERESTED DIRECTORS: (Section 78.140)

No contract or transaction shall be void or voidable if such contract or transaction is between the corporation and one or more of its Directors or Officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or Officers, are directors or officers, or have a financial interest, when such Director or Officer is present at or participates in the meeting of the Board, or the committee of the shareholders which authorizes the contract or transaction or his, her or their votes are counted for such purpose, if-

(a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee and are noted in the minutes of such meeting, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or

(b) the material facts as to his, her or their relationship or relationships or interest or interests and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or
(c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee of the shareholders; or
(d) the fact of the common directorship, office or financial interest is not disclosed or known to the Director or Officer at the time the transaction is brought before the Board of Directors of the Corporation for such action.

Such interested Directors may be counted when determining the presence of a quorum at the Board of Directors' or committee meeting authorizing the contract or transaction.

ARTICLE XII - ANNUAL LIST OF OFFICERS, DIRECTORS AND REGISTERED
AGENT: (Section 78.150 & 78.165)

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the Corporation.



                            NV Bylaws-11




























Exhibit (5)

May 11,2001

Securities and Exchange Commission
Washington, D.C.

Re:  Woodstock Tree Farms, Inc.

To Whom It May Concern:

Woodstock Tree Farms, Inc. is a corporation duly incorporated and validly existing and in good standing under
the laws of the state of  Nevada.   Woodstock Tree Farms, Inc.
has full corporate powers to own its property and conduct its business, as such business is described in the prospectus. Woodstock Tree Farms, Inc. is qualified to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of property and the conduct of business requires such qualification.

This opinion is given in connection with the registration with the Securities and Exchange Commission of six hundred seventy six thousand, (676,000) shares of common stock at a price of $.25 per share.

I have acted as special counsel to Woodstock Tree Farms, Inc. in connection with the preparation of the Registration Statement Form SB-2, pursuant to which such shares are being registered and, in so acting, I have examined the originals and copies of the corporate instruments, certificates and other documents of Woodstock Tree Farms, Inc. and interviewed representatives of Woodstock Tree Farms, Inc. to the extent deemed it necessary
in   order  to  form  the basis for the opinion hereafter set
forth. In such examination I have assumed the genuineness of all signatures and  authenticity of all documents submitted to
me as  certified or photostatic  copies.   As to all questions
of fact material to this opinion which have not been independently established, I have relied upon statements or certificates of officers or representatives of Woodstock
Tree Farms, Inc.

All of the 676,000 shares being registered are now authorized and issued shares.

Based upon the foregoing, I am of the opinion that the 676,000 shares of common stock of Woodstock Tree Farms, Inc. being registered for sale by Woodstock Tree Farms, Inc. when issued and sold pursuant to this Registration Statement will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof.

The undersigned hereby consents to the use of this opinion in Connection with such Registration Statement and its inclusion
As an exhibit accompanying such Registration Statement.



Very truly yours,





Jody Walker, Esq.
Littleton, Colorado
















































Exhibit (23)


     D.M.W.
     DAVID M. WININGS
     CERTIFIED PUBLIC ACCOUNTANT
     Palm Desert, CA 92211

     April 23, 2001


     To Whom It May Concern:






                 Consent to Independent Accountants
      I hereby consent to the incorporation in the SEC SB2 of my report dated April 23, 2001 relating to the financial statements of Woodstock Tree Farms, Inc. for periods ending December 31, 2000 and March 31, 2001.



      /s/ David M. Winings
      David M. Winings





























Exhibit (99.a)


Woodstock Tree Farms, Inc.

Loan Agreement with Magellan Capital Corporation

Magellan Capital Corporation hereby agrees to lend up to a maximum outstanding balance of
$150,000 for financing of acquisition of assets and operating advances in the form of a non interest bearing Note Payable, for a period of five years with a maturity date of March 1, 2005

Repayment and liquidations of the balances outstanding will be in the form of cash and/or the issuances of Woodstock common stock, (Par value of $.001 per share) at a value of at least the then most current value of shares issued or traded.

Issue date of stock to Magellan will be at discretion of Woodstock Tree Farms, Inc.

March 1 2000                                     /s/ Randall A. Baker
                                                           Randall A. Baker
Secy./Dir.
 Woodstock Tree Farms,
Inc.

Accepted by  Magellan
Capital Corporation                           /s/ Dempsey K. Mork
                                                           Dempsey K. Mork,
President/ Owner
























Exhibit (99.b)



Woodstock Tree Farms, Inc.

Loan Agreement with Hulven International, Ltd.


Hulven International, Ltd. hereby agrees to lend up to a maximum outstanding balance of $50,000 for financing of acquisition of assets and operating advances in the form of a non-interest bearing note payable for a period of five years with a maturity date of March 1, 2005

Repayment and liquidation of the balances outstanding will be in the form of cash and/or the issuance of Woodstock common stock (par value $.001 per share) at a value of at least the then most current value of shares issued or traded. Issue date (s) of the stock to Hulven will be at the discretion of Woodstock Tree Farms, Inc.


March 1, 2000                                       /s/ Randall A. Baker
                                                              Randall A. Baker,
Secretary/Director
                                                              Woodstock Tree
Farms, Inc.


Accepted by
Hulven International, Ltd.                   /s/ Randall A. Baker
                                                             Riccardo Mortara,
President/Director






















Exhibit (99.c)



DO NOT DESTROY THIS NOTE: When paid, this note, with Deed of Trust securing same, must be surrendered to Trustee for cancellation before reconveyance will be made.

NOTE SECURED BY DEED OF TRUST
(INSTALLMENT-INTEREST INCLUDED)

148,000.00	PALM DESERT	,California February 44, 2000

In instlmnts as herein stated, for val. received. I/we jointly and severally promise to pay to
A EE
MES MICHAEL BLOCHER AND SHARON LYNN BLOCHER, OR THEIR SUCCESSOR(S), TRUSTEES
	'EL BLOCHER
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IC
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S
	SS
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JZ,2ER REVOCA!~EE IRUT,
RIVOCA	TR	AGREEMENT DATED AUGUST 29, 1980, AS AMENDED.

or order, at	SAN LUIS OBISPO, CALIFORNIA

lhesumotONE HUNDRED FORTY-EIGHT THOUSAND AND 00 100
	DOLLARS,

with interest from FebruarY 15	2000	on unpaid principal at the rate of
8.000	per cent per annum;
principal and interest payable in installments of ONE THOUSAND TWO HUNDRED THIRTY-SEVEN AND 93/100
($1 237.93	) 	DOLLARS,

or more on the SAME	day of each EACH	month,
beginning on the	15th. day of March 2000 	,andcontinuinguntil

2010, AT WHICH TIME ALL UNPAID SUMS OF PRINCIPAL AND ANY

February 15,

ACCRUED INTEREST WILL IMMEDIATELY BECOME DUE AND PAYABLE.

"IN THE EVENT OF SALE OR TRANS. OF TITLE PTO THE PROP. COVERED BY THIS DEED F TRUST AND NOTE, ALL SUMS SECURED HEREBY MAY, AT THE OPTION OF THE HOLDER, BECOM IMMEDIATELY DUE AND PAYABLE"

"IN THE EVENT THAT ANY PAYMENT DUE ON THIS NOTE IS NOT RECEIVED BY THE PAYEE WITHIN 10 DAYS FROM THE DUE DATE, A LATE CHARGE EQUAL TO 6% OF THE PAYMENT UE,

WILL BE CHARGED BY THE PAYEE"

Each payment shall be credited first on interest then due and the remainder on principal; and interest shall thereupon cease upon the principal so credited. Should default be made In payment of principal or interest, the whole sum of principal and interest shall, at the option of the holder of this note, become immediately due. Principal and interest payable in lawful money of the United Stales. II action be instituted on this note, the undersigned promises) to pay such sum as the Court may adjudge as attorney's foes. This note is secured by a DEED OF TRUST to CHICAGO TITLE COMPANY, a California corporation, as Trustee.

	t W	-	r

GELLAN CAPITAL CORPORATION

Escrow No:207055323-F19

INTINOTI10/29/81~I,c

THIS FORM FURNISHED BY
CHICAGO TITLE COMPANY
DO NOT DESTROY THIS NOTE



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